Exhibit 99.1

CytoDyn Appoints Biotech Veteran Robert E. Hoffman as Chief Financial Officer

VANCOUVER, Washington, May 6, 2025 – CytoDyn Inc. (OTCQB: CYDY) ("CytoDyn" or the "Company"), a biotechnology company developing leronlimab, a CCR5 antagonist with the potential for multiple therapeutic indications, today announced that Robert E. Hoffman has been appointed as Chief Financial Officer, effective May 15, 2025. He will take over the CFO position from Mitch Cohen, who had been serving as CFO on an interim basis since February 2024.

Mr. Hoffman is an industry veteran with decades of financial and leadership experience, having served in a number of biotech executive and board roles. Most recently, he was the President, CEO, interim Chief Financial Officer and Chairperson of the board of directors of Kintara Therapeutics, Inc. Prior to that, he served as Chief Financial Officer and Senior Vice President of Heron Therapeutics, Inc., Chief Financial Officer and Executive Vice President of Innovus Pharmaceuticals, Inc. and Chief Financial Officer of AnaptysBio, Inc. Mr. Hoffman started his career at Arena Pharmaceuticals, Inc., rising through the ranks to Senior Vice President, Finance and Chief Financial Officer. Mr. Hoffman currently serves on the board of directors of Esperion Therapeutics, Inc., TuHURA Biosciences and Fibrobiologics, Inc., and has previously served as a director of several public and private life sciences companies, including ASLAN Pharmaceuticals Limited, Saniona AB, Kura Oncology, Inc., CombiMatrix Corporation, MabVax Therapeutics Holdings, Inc. and Aravive, Inc.

Mr. Hoffman is a former member of the steering committee of the Association of Bioscience Financial Officers. He also formerly served as a director and President of the San Diego Chapter of Financial Executives International and was an advisor to the Financial Accounting Standards Board, from 2010 to 2020. Mr. Hoffman holds a B.B.A. from St. Bonaventure University.

“We are pleased to welcome Robert to the CytoDyn team at such an exciting moment for the Company. Robert brings critical financial and capital markets expertise, and extensive experience in the life sciences sector. As part of the senior leadership team, Robert will help support CytoDyn’s efforts to advance our clinical development pipeline, with a special focus on our promising recent discoveries in the oncology indication,” said Dr. Jacob Lalezari, CEO of CytoDyn. “I would also like to thank Mitch for all his contributions to CytoDyn. It has been a pleasure to work together, and we wish him all the best in the future.”

Mr. Hoffman will work with Mr. Cohen to facilitate a smooth transition over the next several weeks.

About CytoDyn

CytoDyn is a clinical-stage biotechnology company focused on the development and commercialization of leronlimab, an investigational humanized IgG4 monoclonal antibody (mAb) that is designed to bind to C-C chemokine receptor type 5 (CCR5), a protein on the surface of certain immune system cells that is believed to play a role in numerous disease processes. CytoDyn has studied leronlimab in multiple therapeutic areas, including infectious disease, oncology, and autoimmune conditions.

Note Regarding Forward-Looking Statements

This news release may contain forward-looking statements relating to, among other things, product development, market position, future operating and financial performance, and business strategy. The reader is cautioned not to rely on these statements, which are based on current expectations of future events. For important information about these statements and our Company, including the risks, uncertainties and other factors that could cause actual results to vary materially from the assumptions, expectations and projections expressed in any forward-looking statements, the reader should review our Annual Report on Form 10-K for the fiscal year ended May 31, 2024, including the section captioned “Forward-Looking Statements” and in Item 1A, as well as subsequent reports filed with the Securities and Exchange Commission. CytoDyn Inc. does not undertake to update any forward-looking statement as a result of new information or future events or developments except as required by applicable law.

Media Contacts

CytoDyn Inc.

Riyaz Lalani

Gagnier Communications

CytoDyn@gagnierfc.com